Exhibit 10.1

MEMBERSHIP UNIT PURCHASE AGREEMENT

THIS MEMBERSHIP UNIT PURCHASE AGREEMENT is entered into as of April 30th, 2017 by Rokk3r Labs, LLC, a Florida limited liability company (the “Company”), and the Purchaser set forth on Schedule I hereto (the “Purchaser”).

SECTION 1. ACQUISITION OF UNITS.

(a) Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to issue and sell that number of Units to the Purchaser as set forth opposite the Purchaser’s name on Schedule I. The closing shall occur at the offices of the Company  on the date set forth above or at such other place and time as the parties may agree (the “Closing”).

(b) Consideration.  At the Closing, the Purchaser shall:

(i) pay to the Company an amount in cash equal to $1,000,000 (the “Cash Consideration”); and

(ii) issue and deliver to the Company 9,677,208 shares of the Purchaser’s Common Stock which may be represented by one or more certificates or may be uncertified (the “Purchaser Common Stock, and, together with the Cash Consideration, the “Purchase Price”).

(c) Form W-9. The Purchaser agrees to provide the Company with a completed Department of the Treasury Substitute Internal Revenue Service Form W-9 (or W-8) in the form attached hereto as Exhibit I.

(d) Acknowledgements. The Purchaser acknowledges that the Purchaser (i) has read the LLC Agreement, (ii) accepts and agrees to be bound by the terms the LLC Agreement, (iii) assumes all of the rights and obligations of a Member of the Company and
(iv) will execute a joinder to the LLC Agreement.

(e) Consent. The Company and the Board of Managers hereby consent to the admission of the Purchaser and hereby admit the Purchaser as a Member of the Company pursuant to the terms of the LLC Agreement.

(f) Defined Terms. Capitalized terms not defined above are defined in Section 9 of this Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) Organization and Standing. The Company is a limited  liability  company duly formed, validly existing and in good standing under the laws of the State of Florida. The Company has the full and unrestricted limited liability company power and authority to own, operate and lease its assets, to carry on its businesses as currentlyconducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

(b) Authorization; No Conflict.

(i) The execution and delivery by the Company of this Agreement, and the performance of its obligations hereunder, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation of the transactions contemplated hereby has been duly authorized (which authorization has not been modified or rescinded and is in full force and effect). No other action is necessary for the Company to enter into this  Agreement and to consummate the transactions contemplated hereby.

(ii) The execution and delivery by the Company of this Agreement, and the performance of its obligations hereunder, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or violate any provision of, any federal or state statute, rule or regulation applicable to the Company, or any provision of the LLC Agreement.

(c) Binding Obligation. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and principles of equity.

(d) Status of Units. The Units being issued to the Purchaser hereunder have been duly authorized by all necessary limited liability company action on the part of the Company, and when issued in accordance with this Agreement will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all encumbrances except as provided in the LLC Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; TRANSFER RESTRICTIONS

(a) Purchaser Representations. In connection with the issuance and acquisition of Units under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

(i) The Purchaser is acquiring and will hold the Purchased Units for investment for its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Purchaser understands that the Purchased Units have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Units must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance  satisfactory  to  the  Company  and  its  counsel,  that  such  registration  is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Units.

(iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Units in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he, she or it will not dispose of the Purchased Units unless and until he, she or it has complied with all requirements of this Agreement applicable to the disposition of Purchased Units and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Units under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Units under state securities law.

(v) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Units, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Units.

(vi) The Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Units for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Units.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Units under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Units (including the placement of appropriate legends on Unit certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessaryor desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Purchaser or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Units without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand- Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a distribution of Units, a spin-off, a Unit split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Units subject to the Market Stand-Off, or into which such Units thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand- Off, the Company may impose stop-transfer instructions with respect to the Purchased Units until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Units registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Units that have been sold or transferred in contravention of this Agreement or the LLC Agreement or (ii) treat as the owner of  Purchased Units, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Purchased Units have been transferred in contravention of this Agreement or the LLC Agreement.

SECTION 4. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 5. LEGENDS.

If required by the authorities of any State in connection with the issuance of the Purchased Units, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

SECTION 6. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or  (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to each Purchaser at the address that he or she  most recently provided to the Company in accordance with this Section 6.

SECTION 7. ENTIRE AGREEMENT.

This Agreement and the LLC Agreement constitute the entire contract between the parties hereto. It supersedes any other agreements, representations or understandings  (whether oral or written and whether express or implied).

SECTION 8. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, as such laws are applied to contracts entered into and performed in such State.

SECTION 9. DEFINITIONS.

(a) “Agreement” shall mean this Membership Unit Purchase Agreement.

(b) “Board of Managers” shall mean the Board of Managers of the Company, as constituted from time to time pursuant to the LLC Agreement.

(c) “LLC Agreement” shall mean the Second Amended and Restated Operating Agreement of Rokk3r Labs, LLC, dated as of March 1, 2017 by and among the Members of the Company, attached hereto as Exhibit II.

(d) “Purchased Units” shall mean the Units purchased by the Purchaser pursuant to this Agreement.

(e) “Purchase Price” shall mean the Cash Consideration and Purchaser Common Stock for which the Units are purchased pursuant to this Agreement, as specified in Section 1(b).

(f) “Securities Act” shall mean the Securities Act of 1933, as amended.

(g) “Unit” shall mean one membership interest, designated as a” Unit”, of the Company and any subsequent form that such ownership interest may take, including, without limitation, as a result of an exchange or conversion by virtue of a merger, consolidation, recapitalization, spin-off, change in the Company’s organizational form, or other similar transaction

(h) “Transferee” shall mean any person to whom the Purchaser has directly or indirectly transferred any Purchased Unit.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

ROKK3R LABS, LLC

By:/s/ Nabyl Charania
Nabyl Charania, CEO

PURCHASER:

If individual:

(signature)
Print name:

If entity:

Eight Dragons Company

/s/ Una Taylor

By: Una Taylor:
Title: CEO

Schedule I

Schedule of Purchasers

Closing Date: May 1, 2017

Purchaser Name	Percent Interest	Purchase Price

Eight Dragons	1.87%	$1,000,000

Eight Dragons	16.85%	9,677,208
		Common Shares